EXHIBIT A-6





                                WPL TRANSCO, LLC
                     (A WISCONSIN LIMITED LIABILITY COMPANY)




                               OPERATING AGREEMENT




                                DECEMBER   , 2000
                                         --


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I FORMATION...........................................................1
        1.1    Definitions....................................................1
        1.2    Formation; Name................................................1
        1.3    Purposes.......................................................1
        1.4    Registered and Principal Offices...............................1
        1.5    Term...........................................................2
        1.6    Statutory Manager..............................................2
        1.7    Separate Entity................................................2
        1.8    Tax Classification.............................................2

ARTICLE II THE SOLE MEMBER....................................................2
        2.1    Sole Member....................................................2
        2.2    Admission of Additional Members................................2
        2.3    Meetings.......................................................2
        2.4    Consent without Meeting........................................3

ARTICLE III CAPITAL CONTRIBUTIONS.............................................3
        3.1    Initial Capital Contributions..................................3
        3.2    Additional Capital Contributions...............................3

ARTICLE IV DISTRIBUTIONS......................................................3
        4.1    Limitation.....................................................3
        4.2    Distribution...................................................3

ARTICLE V THE BOARD OF DIRECTORS..............................................3
        5.1    Management.....................................................3
        5.2    Authority and Powers...........................................3
        5.3    Tenure and Qualifications......................................4
        5.4    Meetings.......................................................4
        5.5    Notice; Waiver.................................................4
        5.6    Quorum.........................................................5
        5.7    Manner of Acting...............................................5
        5.8    Conduct of Meetings............................................5
        5.9    Vacancies......................................................5
        5.10   Compensation...................................................5
        5.11   Unanimous Consent without Meeting..............................5
        5.12   Restrictions on Authority of Sole Member, Board of Directors
               and Officers...................................................5

ARTICLE VI OFFICERS...........................................................6
        6.1    Officers.......................................................6
        6.2    Number.........................................................6
        6.3    Term of Office.................................................6


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        6.4    Removal........................................................6

ARTICLE VII GENERAL...........................................................6
        7.1    The fiscal year of the Company.................................6

ARTICLE VIII AMENDMENTS.......................................................7
        8.1    By Sole Member.................................................7
        8.2    Implied Amendments.............................................7

ARTILE IX INDEMNIFICATION OF OFFICERS AND DIRECTORS...........................7
        9.1    Mandatory Indemnification......................................7

ARTICLE X DISSOLUTION AND WINDING UP..........................................7
        10.1   Dissolution....................................................7
        10.2   Winding Up and Liquidation.....................................8

ARTICLE XI TRANSFER...........................................................8
        11.1   Assignment and Transfer........................................8
        11.2   No Dissolution.................................................8

ARTICLE XII BOOKS, REPORTS, ACCOUNTING, AND TAX ELECTIONS.....................8
        12.1   Books and Records..............................................8
        12.2   Tax Elections..................................................8

ARTICLE XIII MISCELLANEOUS....................................................8
        13.1   Binding Effect.................................................8
        13.2   Rules of Construction..........................................8
        13.3   Choice of Law and Severability.................................9
        13.4   Entire Agreement...............................................9
        13.5   Title to Property; No Partition................................9
        13.6   Third-Party Beneficiaries......................................9

ARTICLE XIV GLOSSARY..........................................................9


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                                WPL TRANSCO, LLC
                               OPERATING AGREEMENT

          THIS OPERATING AGREEMENT is made as of the      day of December, 2000,
                                                     ----
by and between Wisconsin Power and Light Company, a Wisconsin corporation (the "Sole Member") and WPL Transco, LLC, a Wisconsin limited liability company (the "Company").

                               W I T N E S E T H :

          WHEREAS, the Sole Member has formed a Company by causing the filing of Articles of Organization (the "Articles") pursuant to the Wisconsin Limited Liability Company Act (the "Act");

          WHEREAS, the Articles provide for a Manager as defined in Section 183.0102(13) of the Act.

          WHEREAS, the Sole Member desires the Company to engage in any and all activities permitted under the Act;

          WHEREAS, the Sole Member desires to set forth in full all of the terms and conditions of the operation of the Company in this Operating Agreement (the "Agreement");

          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sole Member and Company, intending legally to be bound, hereby agree as follows:

                                    ARTICLE I
                                    FORMATION

          1.1  Definitions. Capitalized terms undefined in this Agreement shall
               -----------
have the meanings set forth in the Glossary contained in Article XIV.

          1.2  Formation; Name. The Sole Member has formed the Company as a
               ---------------
limited liability company pursuant to the Act by causing, on December 8, 2000, the Articles to be delivered to the Wisconsin Department of Financial Institutions. The Company's name shall be WPL Transco, LLC and all business of the Company shall be conducted under that name.

          1.3  Purposes. The Company shall have the authority to engage in any
               --------
activity and to exercise any powers permitted to limited liability companies under the laws of the State of Wisconsin.

          1.4  Registered and Principal Offices. The registered and principal
               --------------------------------
office of the Company shall initially be located at 222 West Washington Avenue, Madison, Wisconsin 53703. The registered agent of the Company shall be Edward M.


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Gleason, whose address is c/o Wisconsin Power and Light Company, 222 West
Washington Avenue, Madison, Wisconsin 53703. The Sole Member may establish additional offices or may relocate the principal or registered offices.

          1.5  Term. The Company's term officially began on November 21, 2000,
               ----
formalized by the filing of the Articles with the Wisconsin Department of Financial Institutions, and shall continue until terminated by operation of law or by some provision of this Agreement.

          1.6  Statutory Manager. The Sole Member shall be the Manager of the
               -----------------
Company under the Act. All references in this Agreement to actions of the Sole Member shall mean acting in the capacity of Manager, except where the context of the action is that of a Member.

          1.7  Separate Entity. Subject to Section 1.8, the Sole Member intends
               ---------------
that the Company conduct its business in a manner consistent with its treatment as a limited liability company and not be operated or treated as an alter ego or surrogate of the Sole Member for any purpose, including, but not limited to, the Federal Bankruptcy Code, and this Agreement shall not be construed to suggest otherwise. The Sole Member shall not be liable for the liabilities of the Company except to the extent the Sole Member specifically assumes or guarantees any such liability in writing. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the affairs of the Company shall not be grounds for imposing personal liability on the Sole Member for liabilities of the Company.

          1.8  Tax Classification. For federal income tax purposes, and where
               ------------------
permitted, for state income tax purposes, the Company shall be treated as a division of the Sole Member unless the Sole Member elects different treatment under Treasury Regulation Section 301.7701-3 and/or applicable state tax law.

                                   ARTICLE II
                                 THE SOLE MEMBER

          2.1  Sole Member. The name and business address of the Sole Member of
               -----------
the Company is:

          Wisconsin Power and Light Company
          222 West Washington Avenue
          Madison, Wisconsin 53703

          2.2  Admission of Additional Members. Additional members may be
               -------------------------------
admitted to the Company only with the prior written consent of the Sole Member.

          2.3  Meetings. A meeting of the Sole Member may be held at such time
               --------
and place as may be designated by the Sole Member or by the Board of Directors, for the purpose of appointing Directors and for the transaction of such other business as may come before the meeting.


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          2.4  Consent without Meeting. Any action required or permitted by the
               -----------------------
Agreement or any provision of law to be taken at a meeting of the Sole Member, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the Sole Member.

                                  ARTICLE III
                              CAPITAL CONTRIBUTIONS

          3.1  Initial Capital Contributions. The Sole Member has made the
               -----------------------------
Capital Contributions set forth on Exhibit A hereto in return for a Membership
                                   ---------
Interest.

          3.2  Additional Capital Contributions. Additional capital
               --------------------------------
contributions to the Company may be made at the discretion of the Sole Member. Except and to the extent of the initial Capital Contribution, the Sole Member shall not be required to make any additional Capital Contributions. No additional Membership Interests in the Company shall be issued without the prior written consent of the Sole Member.

                                   ARTICLE IV
                                  DISTRIBUTIONS

          4.1  Limitation. Distributions may be made only to the extent
               ----------
permitted by the Act and consistent with the Company's obligations to its creditors as determined by the Sole Member.

          4.2  Distribution. Subject to Section 4.1, the Company shall make
               ------------
Distributions to the Sole Member at such times and in such amounts as determined by the Sole Member.

                                    ARTICLE V
                             THE BOARD OF DIRECTORS

          5.1  Management. In the discretion of the Sole Member, the management
               ----------
of the Company may be vested in a Board of Directors. In such event, (i) the number of Directors of the Company shall be three (3), who shall be appointed by the Sole Member; and (ii) the following provisions shall apply.

          5.2  Authority and Powers. All powers of the Company shall be
               --------------------
exercised by or under the authority of the Board of Directors. Decisions of the Board of Directors within its scope of authority shall be binding upon the Company. Such powers shall specifically include but shall not be limited to the power to:

          (a) Authorize any Officer or Officers, agent or agents to sign all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, which shall be signed by such Officer or Officers, agent or agents of the Company and in such manner, including by means of facsimile signatures, as shall from time to time be determined by or under the authority of a resolution of the Board of Directors;


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          (b)  Select directly or under the authority of a resolution such banks, trust companies or other depositories to which all funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company;

          (c) Borrow and lend money at such rates of interest and from or to such parties as is approved, such approval may be general or confined to specific instances;

          (d) Take such actions as are consistent with the Company's business and purpose under Section 1.3 of this Agreement;

          (e)  Insure the Company's activities and property;

          (f) Pay out of the Company's funds all fees and expenses incurred in the organization and operation of the Company;

          (g) Authorize the execution of all documents, instruments and agreements reasonably deemed by the Board of Directors to be necessary, appropriate or needed for the performance of its duties and the exercise of its powers under this Agreement;

          (h) Appoint a registered agent or change the registered office pursuant to Section 1.4 above; and

          (i) Retain attorneys, accountants and other professionals in the course of the performance of the Directors' duties and exercise of their powers.

          5.3  Tenure and Qualifications. Each Director shall hold office until
               -------------------------
his or her successor shall have been duly appointed or until his or her prior death, resignation or removal. A Director may be removed from office by the Sole Member for any reason or no reason. A Director may resign at any time by filing his or her written resignation with the Secretary of the Company.

          5.4  Meetings. Meetings of the Board of Directors may be called by or
               --------
at the request of the Chairman of the Board (if the Board of Directors determines to elect one), the President, Secretary or any two Directors. The Chairman of the Board, President or Secretary calling any meeting of the Board of Directors may fix the time and place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of the meeting shall be the principal business office of the Company.

          5.5  Notice; Waiver. Notice of each meeting of the Board of Directors
               --------------
shall be given to each Director (i) by written notice delivered personally or mailed to such Director at his or her business address or at such other address as such Director shall have designated, or (ii) by word of mouth or telephone, in each case not less than 120 hours if by mail and not less than 48 hours if by word of mouth, telephone or facsimile, prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. Whenever any notice whatever is required to be given to any Director of the Company under this Agreement, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director


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entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          5.6  Quorum. Except as otherwise provided by the Agreement, a majority
               ------
of the Directors shall constitute a quorum ("Quorum") for the transaction of business at any meeting of the Board of Directors, but a majority of the Directors present (though less than such Quorum) may adjourn the meeting from time to time without further notice.

          5.7  Manner of Acting. The act of the majority of the Directors
               ----------------
present at a meeting at which a Quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Agreement.

          5.8  Conduct of Meetings. The Chairman of the Board, or in the event
               -------------------
the Board of Directors determines not to elect a Chairman of the Board, or in his or her absence, the President, and in his or her absence, a Vice-President in the order provided under Section 6.8, and in their absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall act as chairperson of the meeting. The Secretary of the Company shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present to act as secretary of the meeting.

          5.9  Vacancies. Any vacancy occurring in the Board of Directors,
               ---------
including a vacancy created by an increase in the number of Directors, shall be filled by appointment by the Sole Member at its convenience.

          5.10 Compensation. The Board of Directors, by affirmative vote of a
               ------------
majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Company as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, Officers and employees to the Company.

          5.11 Unanimous Consent without Meeting. Any action required or
               ---------------------------------
permitted by the Agreement to be taken by the Board of Directors or any committee thereof at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of such committee entitled to vote with respect to such action.

          5.12 Restrictions on Authority of Sole Member, Board of Directors and
               ----------------------------------------------------------------
Officers. None of the Sole Member, the Board of Directors, the Chairman of the
--------
Board or the Officers shall have the authority to:


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          (a)  Do any act in contravention of applicable law or this Agreement or that would make it impossible to carry on the Company's activities;

          (b) Possess Company property, or assign rights in specific Company property, for other than a purpose of the Company;

          (c) Perform any act that would subject the Sole Member to liability in any jurisdiction except as expressly provided in this Agreement;

          (d) Change, convert or reorganize the Company into any other legal form without the prior written consent of the Sole Member; or

          (e) Except as permitted expressly by this Agreement, take any action that will cause the dissolution of the Company.

                                   ARTICLE VI
                                    OFFICERS

          6.1  Officers. In the discretion of the Sole Member, Officers may be
               --------
appointed, and upon institution of a Board of Directors, the Board shall appoint Officers. In either such event, the following provisions shall apply.

          6.2  Number. The Officers of the Company shall be a President, a Vice
               ------
President, a Secretary, a Treasurer and such assistant secretaries and assistant treasurers and other officers as may be appropriate. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice-President. Unless the Sole Member or Board of Directors decides otherwise, the authority and duties of the Officers shall be those that are normally associated with the holder of that office under the Business Corporations Act of the State of Wisconsin herein and any further duties designated by the Board of Directors. The duties herein specified for particular Officers may be transferred to and vested in such other Officers as the Board of Directors shall elect or appoint from time to time and for such periods or without limitation as to time as the Board shall order.

          6.3  Term of Office. Each Officer shall hold office until his or her
               --------------
successor shall have been duly appointed or until his or her prior death, resignation or removal.

          6.4  Removal. Any Officer or agent may be removed at any time, but
               -------
such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights.

                                   ARTICLE VII
                                     GENERAL

          7.1  The fiscal year of the Company. The fiscal year of the Company
               ------------------------------
shall begin on the first day of January and end on the last day of December each year.


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                                  ARTICLE VIII
                                   AMENDMENTS

          8.1  By Sole Member. The Agreement may be altered, amended or repealed
               --------------
and a new Agreement may be adopted only by the Sole Member, except as provided in Section 9.12.

          8.2  Implied Amendments. Any action taken or authorized by the Sole
               ------------------
Member or by the Board of Directors, which would be inconsistent with the Agreement then in effect but is taken or authorized by the Sole Member shall be given the same effect as though the Agreement had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                   ARTICLE IX
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

          9.1  Mandatory Indemnification. The Company shall, as if and to the
               -------------------------
same extent as limited liability companies organized under the Act are permitted, indemnify, defend, and hold harmless the Sole Member, the Directors and the Officers (each, an "Actor"), to the extent of the Company's assets, for, from, and against any liability, damage, cost, expense, loss, claim, or judgment incurred by the Actor arising out of any claim based upon acts performed or omitted to be performed by the Company, its Sole Member, its officers, or any of its or their agents in connection with the business of the Company acting in capacity as a Sole Member or officer of the Company, including without limitation, attorneys' fees and costs incurred by the Actor in settlement or defense of such claims. Notwithstanding the foregoing, no Actor shall be so indemnified, defended, or held harmless for claims based upon its acts or omissions in the breach of this Agreement or which constitute fraud, willful misconduct, or breach of fiduciary duty to the Company or to the Sole Member. Amounts incurred by an Actor in connection with any action or suit arising out of or in connection with Company affairs shall be reimbursed by the Company if such action or suit does arise in a matter for which indemnification is available under this Section 9.1 (provided that the Company shall in all events advance expenses of defense but only if the Actor undertakes in writing to repay the advanced funds to the Company if the Actor is finally determined by a court of competent jurisdiction to not be entitled to indemnification pursuant to the provisions of this Section 9.1).

                                    ARTICLE X
                           DISSOLUTION AND WINDING UP

          10.1 Dissolution. The Company shall be dissolved upon the happening of
               -----------
any of the following:

          (a)  The Sole Member's decision to dissolve the Company;

          (b)  The unanimous affirmative vote of the Board of Directors;

          (c)  The Company being adjudicated insolvent or bankrupt;


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          (d)  Entry of a decree of judicial dissolution.

          10.2 Winding Up and Liquidation. Upon a dissolution of the Company,
               --------------------------
the Sole Member shall select a liquidator (the "Liquidator"). The Liquidator shall liquidate as much of the Company's assets in its discretion, and shall do so as promptly as is consistent with obtaining fair value for them, and shall apply and distribute the assets of the Company in accordance with the following:

          (a) First, to the payment and discharge of all of the Company's debts and liabilities to creditors of the Company including the Sole Member, and also including, without limitation, the unpaid principal balance (and any interest thereon) of any loan made by the Sole Member;

          (b)  Second, to the Sole Member.

                                   ARTICLE XI
                                    TRANSFER

          11.1 Assignment and Transfer. The Sole Member may voluntarily Assign
               -----------------------
any portion of its rights with respect to, or interest in, the Company. As used in this Section 11.1, "Assign" means sell, transfer or assign and "Assignment" means a sale, transfer or assignment.

          11.2 No Dissolution. The Sole Member's Assignment of any portion of
               --------------
its interest does not result in the dissolution of the Company.

                                  ARTICLE XII
                  BOOKS, REPORTS, ACCOUNTING, AND TAX ELECTIONS

          12.1 Books and Records. The Company shall maintain or cause to be
               -----------------
maintained at the Company's principal place of business, the records required by nonwaivable provisions of the Act.

          12.2 Tax Elections. The Sole Member shall have the sole discretion and
               -------------
authority to make or revoke any elections on behalf of the Company for tax purposes.

                                  ARTICLE XIII
                                  MISCELLANEOUS

          13.1 Binding Effect. Except as provided to the contrary, the terms and
               --------------
provisions of this Agreement shall be binding upon and shall inure to the exclusive benefit of the Sole Member, the Company and their successors and assigns.

          13.2 Rules of Construction. The captions in this Agreement are
               ---------------------
inserted only as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement. All defined phrases, pronouns, and other variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the actual identity of the organization, person,


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or persons may require. No provision of this Agreement shall be construed against the Sole Member by reason of the extent to which the Sole Member or its counsel participated in the drafting hereof.

          13.3 Choice of Law and Severability. This Agreement shall be construed
               ------------------------------
in accordance with the internal laws of Wisconsin. If any provision of this Agreement shall be contrary to the internal laws of Wisconsin or any other applicable law, at the present time or in the future, such provision shall be deemed null and void, but shall not affect the legality of the remaining provisions of this Agreement. This Agreement shall be deemed to be modified and amended so as to be in compliance with applicable law and this Agreement shall then be construed in such a way as will best serve the intention of the parties at the time of the execution of this Agreement.

          13.4 Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
of the Sole Member and the Company regarding the terms and operations of the Company, except for any amendments to this Agreement adopted in accordance with the terms herein. This Agreement supersedes all prior and contemporaneous agreements, statements, understandings, and representations regarding the terms and operations of the Company, except as provided in the preceding sentence.

          13.5 Title to Property; No Partition. All real and personal property
               -------------------------------
owned by the Company shall be owned by it as an entity and the Sole Member shall have no ownership interest in such property in its individual right or name, and the Sole Member's Membership Interests represented thereby shall be personal property.

          13.6 Third-Party Beneficiaries. The agreements contained in this
               -------------------------
Agreement inure solely to the benefit of the Sole Member, the Company and their successors and assigns. Except in an action brought by, but not on behalf of, the Sole Member, no provision of this Agreement is specifically enforceable, and no provision of this Agreement shall be construed to be for the benefit of any creditor of the Company or to create rights under any theory of third-party beneficiary.

                                   ARTICLE XIV
                                    GLOSSARY

          In this Agreement, the following terms shall have the meanings indicated below, and any derivations of these terms shall have correlative meanings:

          "Act" means the Wisconsin Limited Liability Company Act in its form as of the date of this Agreement.

          "Agreement" means the Operating Agreement of WPL Transco, LLC dated
December   , 2000 and any amendments hereto.
         --

          "Board of Directors" or "Board" means the board that will manage the Company's business and affairs as described in the Agreement.


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          "Business Day" means a day other than a Saturday, Sunday, or a legal holiday on which federally chartered banks are generally closed for business.

          "Capital Contribution" means the gross amount of cash, property, services rendered, or promissory notes or other written obligations to provide cash or property or to perform services contributed to the Company by the Sole Member with respect to its Membership Interest.

          "Director(s)" means a member or the members of the Board of Directors appointed as provided in Section 5.1 for the purpose of delegating management of the Company.

          "Liquidator" means the person selected as such by the Sole Member pursuant to Section 10.2 hereof.

          "Membership Interest" or "Membership Interests" means the equity interest in the Company expressed as a percentage as such percentage may be adjusted from time to time pursuant to this Agreement.

          "Officers" means any of the persons holding a Company office pursuant to Section 6.2.

          "Sole Member" means Wisconsin Power and Light Company, a Wisconsin corporation.

                            [SIGNATURE PAGE FOLLOWS]


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          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the day and year first above written.

                                        WISCONSIN POWER AND LIGHT
                                        COMPANY


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        WPL TRANSCO, LLC

                                        By:  Wisconsin Power and Light Company


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


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                                    EXHIBIT A
                                    ---------

                             CAPITAL CONTRIBUTION OF

                                    $
                                     -------

                          FOR 100% MEMBERSHIP INTEREST